Shareholder Proxy Voting Information (Unaudited)

On June 4, 2004, shareholders of the following Portfolios voted to approve a new Investment Advisory Agreement between the Enterprise Accumulation Trust (the "Enterprise Trust"), on behalf of each of its series (the "Enterprise Portfolios"), and Enterprise Capital Management, Inc. ("Enterprise Capital"), the terms of which are substantially identical to the existing investment advisory agreement with Enterprise Capital and also to approve an Agreement and Plan of Conversion and Termination providing for the conversion of the Enterprise Portfolios into a corresponding, newly created series
("EQ Portfolio") of the EQ Advisor Trust, and, in connection therewith, the acquisition
by such EQ Portfolio of all of the assets of the Enterprise Portfolio, in exchange solely for the assumption of all liabilities of such Enterprise Portfolio and shares of such EQ Portfolio, and the subsequent liquidation of such Enterprise Portfolio as follows:

For the Equity Income Portfolio:


To approve the new Investment Advisory Agreement

Votes For 		    10,395,739.163
Votes Against            280,644.372
Votes Abstained          347,786.221
Votes Withheld	     7,952,336.314

To approve the Agreement and Plan of Conversion and Termination

Votes For 		    10,302,692.399
Votes Against            324,651.388
Votes Abstained          396,825.969
Votes Withheld	     7,952,336.314


For the Growth and Income Portfolio:

To approve the new Investment Advisory Agreement

Votes For 		    26,583,389.486
Votes Against            609,313.732
Votes Abstained        1,601,353.026
Votes Withheld	    21,245,597.734


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    26,363,764.806
Votes Against            650,987.940
Votes Abstained        1,779,303.498
Votes Withheld	    21,245,597.734


	For the Total Return Portfolio:

To approve the new Investment Advisory Agreement

Votes For 		    6,076,513.770
Votes Against           132,917.729
Votes Abstained         136,784.759
Votes Withheld	    4,093,949.368


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    6,052,278.678
Votes Against           139,776.976
Votes Abstained         154,160.604
Votes Withheld	    4,093,949.368



On June 28, 2004, shareholders of the following Portfolios voted to approve a new Investment Advisory Agreement between the Enterprise Accumulation Trust (the "Enterprise Trust"), on behalf of each of its series (the "Enterprise Portfolios"), and Enterprise Capital Management, Inc. ("Enterprise Capital"), the terms of which are substantially identical to the existing investment advisory agreement with Enterprise Capital and also to approve an Agreement and Plan of Conversion and Termination providing for the conversion of the Enterprise Portfolios into a corresponding, newly created series ("EQ Portfolio") of the EQ Advisor Trust, and, in connection therewith, the acquisition by such EQ Portfolio of all of the assets of the Enterprise Portfolio, in exchange solely for the assumption of all liabilities of such Enterprise Portfolio and shares of such EQ Portfolio, and the subsequent liquidation of such Enterprise Portfolio as follows:


For the Multi-Cap Growth Portfolio:


To approve the new Investment Advisory Agreement

Votes For 		    9,652,929.187
Votes Against           343,587.619
Votes Abstained         541,826.377
Votes Withheld	    7,660,323.681


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    9,539,258.197
Votes Against           397,962.944
Votes Abstained         601,122.042
Votes Withheld	    7,660,323.681


For the Small Company Growth Portfolio:


To approve the new Investment Advisory Agreement

Votes For 		    12,252,318.334
Votes Against            376,083.705
Votes Abstained          854,246.633
Votes Withheld	     9,419,157.122


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    12,198,356.165
Votes Against            387,794.855
Votes Abstained          896,497.652
Votes Withheld	     9,419,157.122



For the Small Company Value Portfolio:


To approve the new Investment Advisory Agreement

Votes For 		    17,235,672.294
Votes Against            841,021.582
Votes Abstained        1,175,797.763
Votes Withheld	    13,871,767.105


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    17,112,961.190
Votes Against            890,830.076
Votes Abstained        1,248,700.373
Votes Withheld	    13,871,767.105



For the Capital Appreciation Portfolio:


To approve the new Investment Advisory Agreement

Votes For 		    8,959,621.739
Votes Against           437,922.390
Votes Abstained         547,109.593
Votes Withheld	    7,204,709.990


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    8,945,691.043
Votes Against           442,778.613
Votes Abstained         556,184.066
Votes Withheld	    7,204,709.990


For the Deep Value Portfolio:


To approve the new Investment Advisory Agreement

Votes For 		    431,526.275
Votes Against          19,701.521
Votes Abstained           927.387
Votes Withheld	    363,395.009


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    414,853.007
Votes Against          32,488.732
Votes Abstained         4,813.444
Votes Withheld	    363,395.009


For the Equity Portfolio:


To approve the new Investment Advisory Agreement

Votes For 		    15,079,902.294
Votes Against            625,878.448
Votes Abstained        1,324,115.446
Votes Withheld	    12,215,467.620


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    14,900,447.945
Votes Against            704,485.314
Votes Abstained        1,424,962.929
Votes Withheld	    12,215,467.620


For the Growth Portfolio:

To approve the new Investment Advisory Agreement

Votes For 		    60,601,984.225
Votes Against          1,990,570.406
Votes Abstained        3,839,254.977
Votes Withheld	    47,000,995.712


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    60,312,432.295
Votes Against          2,091,267.066
Votes Abstained        4,028,110.247
Votes Withheld	    47,000,995.712


For the International Growth Portfolio:

To approve the new Investment Advisory Agreement

Votes For 		    12,859,816.850
Votes Against            377,674.996
Votes Abstained          909,042.198
Votes Withheld	    10,322,954.772


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    12,727,509.706
Votes Against            478,911.562
Votes Abstained          940,112.776
Votes Withheld	    10,322.954.772


For the Global Socially Responsive Portfolio:

To approve the new Investment Advisory Agreement

Votes For 		    390,475.732
Votes Against           3,060.136
Votes Abstained        47,873.516
Votes Withheld	    349,483.278



To approve the Agreement and Plan of Conversion and Termination

Votes For 		    390,332.888
Votes Against           3,202.980
Votes Abstained        47,873.516
Votes Withheld	    349,483.278


For the Mergers and Acquisitions Portfolio:

To approve the new Investment Advisory Agreement

Votes For 		    367,290.603
Votes Against         114,270.910
Votes Abstained         5,287.042
Votes Withheld	    334,821.857

To approve the Agreement and Plan of Conversion and Termination

Votes For 		    362,519.284
Votes Against         115,737.548
Votes Abstained         8,591.723
Votes Withheld	    334,821.857


For the Managed Portfolio:

To approve the new Investment Advisory Agreement

Votes For 		    37,562,452.273
Votes Against          2,470,527.310
Votes Abstained        2,531,654.047
Votes Withheld	    30,224,443.708


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    37,242,992.378
Votes Against          2,541,921.309
Votes Abstained        2,779,719.943
Votes Withheld	    30,224,443.708


For the High-Yield Bond Portfolio:


To approve the new Investment Advisory Agreement

Votes For 		    18,485,302.566
Votes Against          1,032,833.184
Votes Abstained        1,494,878.795
Votes Withheld	    14,837,239.439


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    18,388,156.404
Votes Against          1,072,362.653
Votes Abstained        1,552,495.488
Votes Withheld	    14,837,239.439


For the Short Duration Bond Portfolio:


To approve the new Investment Advisory Agreement

Votes For 		    1,034,040.506
Votes Against           136,041.040
Votes Abstained          62,425.861
Votes Withheld	      924,560.419


To approve the Agreement and Plan of Conversion and Termination

Votes For 		    1,036,605.613
Votes Against           135,405.162
Votes Abstained          60,496.632
Votes Withheld	      924,560.419

On June 4, 2004, shareholders of the following Portfolio also voted to approve a new Investment Sub-Advisory Agreement ("Sub-Advisory Agreement") between The Trust, Enterprise Capital and Boston Advisors, Inc.
("Boston Advisors"), the terms of which are substantially identical to the existing Sub-Advisory Agreement with Boston Advisors as follows:

	For the Equity Income Portfolio

To approve the new Investment Sub-Advisory Agreement

Votes For 		    10,391,841.278
Votes Against            256,649.512
Votes Abstained          375,678.966
Votes Withheld	     7,952,336.314


	On June 28, 2004, shareholders of the following Portfolio also voted to approve a new
	a new Sub-Advisory Agreement between the Trust, Enterprise Capital and MONY Capital
	Management, Inc. ("MONY Capital"), the terms of which are substantially identical to
	the existing Sub-Advisory Agreement with MONY Capital as follows:

	For the Short Duration Bond Portfolio

To approve the new Investment Sub-Advisory Agreement

Votes For 		    1,030,485.095
Votes Against           152,428.570
Votes Abstained          49,593.742
Votes Withheld	      924,560.419